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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated August 25, 1999, accompanying the financial statements of PDQ.Net, Incorporated contained in the Internet America, Inc. Form 8-K/A, Amendment No. 3. We hereby consent to the incorporation by reference of said report in the Registration Statements of Internet America, Inc. on Form S-8 (File Nos. 333-70461, 333-72109, 333-72111,
333-77153, 333-80277, 333-80285, 333-92295).



/s/ GRANT THORNTON LLP
GRANT THORNTON LLP


Houston, Texas
May 15, 2000